Exhibit 5

ROBERT BRANTL, ESQ.

181 Dante Avenue

Tuckahoe, NY 10707

914-693-3026

September 3, 2021

Eastside Distilling, Inc.

8911 NE Marx Drive, Suite A2

Portland, Oregon 97220

Re: Registration Statement on Form S-3 (the “Registration Statement”)

Ladies and Gentlemen:

I have acted as counsel to Eastside Distilling, Inc., a Nevada corporation (the “Company”), in connection with its filing on September 1, 2021 with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), pertaining to the registration of securities for sale from time to time. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as herein defined) other than as to (i) the enforceability of the Warrant Agreements and the Warrants (each as herein defined) and (ii) the validity of the shares of the Common Stock and the Preferred Stock (both as herein defined).

You have provided me with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of (i) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), (ii) shares of common stock, par value $0.0001 per share (the “Common Stock”) and (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), or any combination of the foregoing (collectively, the “Securities”), for an aggregate initial offering price of up to $20,000,000. The Preferred Stock may be convertible into shares of Common Stock or another series of Preferred Stock or into other securities. The Warrants may be issued under one or more warrant agreements in the form to be incorporated by reference as Exhibit 4.2 or Exhibit 4.3 to the Registration Statement (each, a “Warrant Agreement”) between the Company and a bank or trust company to be identified therein as warrant agent (each, a “Warrant Agent”).

In my capacity as your counsel in connection with such registration, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization of the Agreements and authorization, issuance and sale of the Securities. For the purposes of this opinion, I have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. As such counsel, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of this letter. With your consent, I have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

I am opining herein as to the effect on the subject transaction only of Chapter 78 of the Nevada Revised Statutes, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is my opinion that as of the date hereof:

1. When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws and (ii) a form of certificate representing the shares of Preferred Stock has been duly adopted by resolution of the Board of Directors and certificates in such form have been executed, countersigned, registered and delivered, (iii) a series of Preferred Stock has been duly established in accordance with the terms of the Company’s articles of incorporation (the “Articles of Incorporation”), and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of such shares and upon issuance and delivery of and payment of legal consideration not less than the par value thereof, and assuming that (a) the terms of such shares as issued and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and such resolution, (b) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under the Articles of Incorporation, (c) such shares as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (d) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and such resolution, such shares of such series of Preferred Stock (including any Preferred Stock duly issued (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock, or (ii) upon the exercise of any Warrants pursuant to the terms thereof that are exercisable for the purchase of Preferred Stock will be validly issued, fully-paid and nonassessable.

2. When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of shares of Common Stock and upon issuance and delivery of and payment of legal consideration not less than the par value thereof, and assuming that (i) the terms of such shares as issued and delivered are as described in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and such resolution, (ii) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under the Articles of Incorporation, (iii) such shares as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (iv) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and such resolution, such shares of Common Stock (including any Common Stock duly issued (a) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock or (b) upon the exercise of any Warrants pursuant to the terms thereof that are exercisable for the purchase of Common Stock will be validly issued, fully paid and nonassessable.

3. When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrant Agent, (iii) the Warrants have been duly authorized and duly established in accordance with the terms of the Warrant Agreement and applicable law (including, without limitation, by the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Warrants) (the “Warrant Authorization”) and (iv) the Warrants have been duly executed, authenticated and/or countersigned in accordance with the Warrant Agreement relating to such Warrants and delivered on behalf of the Company against payment therefor (which, in the case of Warrants for Common Stock or Preferred Stock, shall consist of legal consideration not less than the par value of such shares) as contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the Warrant Authorization, and assuming that (a) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the Warrant Authorization, (b) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (d) the Warrants are then issued and sold as contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the Warrant Authorization, the Warrant Agreement and the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

My opinions are subject to:

(i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effects of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) I express no opinion with respect to (a) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (b) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (c) waivers of broadly or vaguely stated rights; (d) covenants not to compete; (e) provisions for exclusivity, election or cumulation of rights or remedies; (f) provisions authorizing or validating conclusive or discretionary determinations; (g) grants of setoff rights; (h) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety; (i) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (j) proxies, powers and trusts; (k) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (l) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (m) the severability, if invalid, of provisions to the foregoing effect.

With your consent, I have assumed for purposes of this opinion that (i) each of the parties to the Warrant Agreements and the Warrants other than the Company (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite power and authority to execute and deliver and to perform its obligations under each of the Warrant Agreements and the Warrants to which it is a party; and (c) has duly authorized, executed and delivered each such Warrant Agreement and Warrant; (ii) that the Warrant Agreements and the Warrants will have been duly authorized, executed and delivered by, and constitute legally valid and binding obligations of, the parties thereto and will be, other than as to the Company, enforceable against it in accordance with their respective terms; and (iii) that the status of the Warrant Agreements and the Warrants as legally valid and binding obligations of the respective parties thereto will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.”

Very truly yours,

/s/ Robert Brantl
Robert Brantl